UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 3, 2012

EMMIS COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-23264	35-1542018
(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE,
SUITE 700, INDIANAPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

317-266-0100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Waiver and Amendment to Credit Agreement

On August 3, 2012, Emmis Communications Corporation (“Emmis”) and certain of its subsidiaries entered into a Waiver and Amendment (the “Waiver and Amendment”) in connection with their senior secured credit facility in order (i) to allow Emmis to retain up to $4,000,000 of the proceeds from the sale, by certain of its subsidiaries, of certain station assets subject to that certain LMA Agreement, dated as of April 3, 2009, among such subsidiaries, Grupo Radio Centro LA, LLC and Grupo Radio Centro S.A.B. de.C.V. (the “Retention”), (ii) to provide for an increase in the exit fee from 6% to 7% under that certain backstop letter, dated as of March 27, 2011, on amounts outstanding after application of proceeds from the sale above that are subject to the backstop letter and only in the event of such Retention and (iii) to allow Emmis to enter into a local programming and marketing agreement with a purchase obligation for the associated station assets, for a monthly fee payable under such local programming and marketing agreement not to exceed $5,000 and a purchase price under the associated purchase obligation not to exceed $375,000.

This summary of terms of the Waiver and Amendment is not complete and is qualified in its entirety by the terms and conditions of the Waiver and Amendment.

Third Amendment to Note Purchase Agreement

On August 3, 2012, Emmis entered into an amendment to that certain Note Purchase Agreement, dated as of November 10, 2011 (as amended) with Zell Credit Opportunities Master Fund, L.P. to allow for the entry into the agreements and consummation of the transactions described above in connection with the Waiver and Amendment.

This summary of terms of the amendment is not complete and is qualified in its entirety by the terms and conditions of the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 3, 2012

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President, General Counsel and Secretary